Exhibit 10.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SEC OR ANY SUCH STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE MERITS OF THIS OFFERING, NOR IS IT INTENDED THAT THEY WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO “U.S. PERSONS” (AS SUCH TERM IS DEFINED IN REGULATION S, PROMULGATED UNDER THE SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

FORM OF STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated June 17th , 2026, is entered by and between Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature page(s) of this Agreement (each, an “Purchaser” and collectively the “Purchasers”). The Purchasers and the Company are sometimes herein referred to each as a “Party,” and collectively as the “Parties.” Reference to dollars herein shall mean United States dollars.

RECITALS

WHEREAS, the Company is offering and the Purchasers desire to purchase up to an aggregate of 20,000,000 shares of common stock, $0.01 par value (the “Shares”), for approximately US$12,000,000, or US$0.60 per Share;

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from registration afforded by one or more of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission under the Securities Act;

WHEREAS, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Shares set forth next to the heading “Subscription Amount” (“Subscription Amount”) in United States dollars and in immediately available funds on the signature page of this Agreement;

WHEREAS, the Company has made available to the Purchasers through the SEC EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Form 10-Q for the quarter ended March 31, 2026, any current reports on Form 8-K, and all other reports filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) prior to the date hereof (collectively, the “SEC Documents”).

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NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which the Federal Reserve Bank of New York is closed and/or any of the following exchanges on which the Common Stock is traded and listed, or any successor(s) thereto, is not open for at least five (5) hours of trading: the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market, the New York Stock Exchange; the NYSE American; or any over-the-counter markets, including the OTC Markets-OTCQB tier; and any successor to any of the foregoing markets or exchanges.

“Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 75th calendar day following the actual date on which such Registration Statement is filed with the SEC; provided, however, in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Business Day following the date on which the Company is so notified if such date precedes the date required above. Notwithstanding the foregoing, in the event the Registration Statement is subject to a full SEC review, or the Company is required to update the financial statements therein, which causes the Registration Statement not to be declared effective by the Effectiveness Date, the Effectiveness Deadline shall automatically be deemed to be extended for so long as necessary provided that the Company is using its best efforts to promptly respond and satisfy the requests of the SEC, and during such period, the Company shall not be deemed to be in default of satisfying the Effectiveness Date.

“Effectiveness Period” shall have the meaning set forth in Section 9.1.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 90th calendar day following the Closing Date.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 9.5(iii).

“Indemnifying Party” shall have the meaning set forth in Section 9.5(iii).

“Losses” shall have the meaning set forth in Section 9.5(i).

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“Material Adverse Effect” shall have the meaning set forth in Section 4.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan of Distribution” shall have the meaning set forth in Section 9.1.

“Proceeding(s)” means any writ, injunction, decree, order, judgment, lawsuit, claim, action, arbitration, proceeding, investigation, summons, audit or hearing (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental authority.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement, including, without limitation, as a result of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise; provided, however, that such securities shall no longer be deemed Registrable Securities if (i) such securities have been sold pursuant to the Registration Statement, (ii) such securities have been sold in compliance with Rule 144 or such other securities exemption under the Securities Act, or (ii) all such securities may be sold without limitation or restriction pursuant to Rule 144.

“Registration Statement” means the registration statement required to be filed hereunder pursuant to Section 9, including the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the Securities and Exchange Commission.

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“SEC Documents” shall have the meaning set forth in Recitals.

“SEC Restrictions” shall have the meaning set forth in Section 9.2(iii).

“Securities Act” means the Securities Act of 1933, as amended.

SECTION 2. SALE OF COMMON STOCK

2.1 Authorization. The Company has authorized the sale and issuance of Shares to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase up to an aggregate of US$12,000,000 of Shares.

2.2 Sale and Issuance of the Securities. Subject to the terms and conditions set forth in this Agreement, the Company will issue and sell to the Purchasers and the Purchasers will buy from the Company the Subscription Amount at a per share purchase price of US$0.60 (the “Purchase Price”). There shall be no minimum investment amount necessary to effect a Closing (as defined below).

SECTION 3. CLOSING DATE; DELIVERY.

3.1 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8, the Closing of the purchase and sale of the Shares shall take place at the offices of the Company at 3 Columbus Circle, New York, New York 10019, at 4:00 p.m. local time, on June 17th , 2026, or at such other location, date, and time as may be agreed upon between the applicable Purchaser and the Company (such closing being called the “Closing” and such date and time being called the “Closing Date”) but in any event not later than June 17th , 2026, so long as all of the conditions of Sections 7 and 8 have been satisfied (or otherwise waived in accordance with this Agreement).

3.2 Delivery and Payment. At the Closing, subject to the terms and conditions set forth herein, the following shall occur: the Company will deliver, or cause its transfer agent and registrar to deliver, to the Purchasers, through book-entry delivery with appropriate restrictive legends, registered in each Purchaser’s name, representing the number of Shares to be purchased by each Purchaser at the Closing, against payment of the aggregate Purchase Price by the Purchaser, by wire transfer to the Company per the Company’s instructions. The Company shall not be obligated to issue and sell any Shares unless and until it receives the entirety of the Purchase Price by the Purchaser for the Subscription Amount.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as disclosed in the SEC Documents and as otherwise stated to the contrary herein, the Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:

4.1 Organization and Standing; Charters. The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation. The Company has requisite corporate power and authority to own its assets and to carry on its business as now conducted and proposed to be conducted and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is necessary.

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Neither the Company nor any subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each subsidiary is duly qualified to conduct business and is in good standing as a foreign Person or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and each subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

4.2 Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

4.3 Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4 Due Issuance of the Shares. The Shares have been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all encumbrances and restrictions (other than those created by the Purchaser), except for restrictions arising under the Securities Act or created by virtue of this Agreement and upon delivery and entry into the register of members of the Company will transfer to the Purchasers good and valid title to its Shares.

4.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

4.6 Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

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4.7 Delivery of SEC Documents; Business. The Company has made available to the Purchasers through the SEC’s EDGAR system, true and complete copies of the Company’s SEC Documents. The Company is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description of the business of the Company in all material

4.8 Capitalization. The Company’s authorized capital stock consists of shares made up of 1,000,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of the date hereof, there are [113,242,324] shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. As of the date hereof, there are warrants outstanding to purchase an aggregate of [1,788,729] shares of Common Stock, and the total outstanding warrants were exercisable at a weighted average price of $19.57.

No person, other than the Purchasers pursuant to this Agreement, has any right to purchase any portion of the Shares covered by this Agreement. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by the Company in compliance with applicable securities laws. The Company holds no Common Stock in its treasury.

Except for the those provided in this Agreement, if applicable, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in this Agreement, no person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person that have not otherwise been satisfied in full or waived.

4.9 Litigation. Except as set forth in the Company’s SEC Documents, there is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company that (i) if adversely determined would reasonably be expected to have a Material Adverse Effect or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement and perform its obligations hereunder. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

4.10 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

4.11 No Directed Selling Efforts. Neither the Company, nor any of its affiliates (as defined in Regulation 501 under the Securities Act) nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) in connection with the offering of the Shares and it has complied and will comply with the offering restrictions requirement of Regulation S.

4.12 Certain Fees. Except for the termination fees payable by the Company to H.C. Wainwright & Co., LLC, the Company has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

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SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

The Purchasers, severally and not jointly, hereby represent and warrant to the Company, as of the date hereof and as of the Closing Date, as follows:

5.1 Business and Financial Experience. Each Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that each Purchaser is capable of evaluating the merits and risks of the Purchaser’s purchase of Shares as contemplated by this Agreement. Each Purchaser’s financial situation is such that such Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period of time and suffer complete loss of such Purchaser’s investment.

5.2 Purchase for Own Account. Each Purchaser (a) is purchasing the Shares for its own account (not as a nominee or agent) for investment purposes only and not with an intent or view to, or for, resale, distribution, or fractionalization thereof, in whole or in part, (b) has no present arrangement or intention to sell or distribute the Shares, or to grant participation in the Shares, and (c) does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to any of the Shares.

5.3 No Advertisement or General Solicitation. Each Purchaser is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

5.4 No Directed Selling Efforts. Each Purchaser represents, warrants and undertakes that neither it, its affiliates (as defined in Regulation 501 under the Securities Act), nor any persons acting on its or their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Shares, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.

5.5 Not a Distributor or an Underwriter. Each Purchaser is not a distributor, an underwriter or dealer in the Shares and the Purchaser is not participating, pursuant to a contractual agreement, in a distribution of the Shares.

5.6 Non-U.S. Person. If the Purchaser is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Shares on behalf of a person in the United States or a U.S. Person:

(i) Each Purchaser resides in the jurisdiction set forth on the Purchaser’s signature page of this Agreement.

(ii) Each Purchaser is not a “U.S. Person” as defined by Regulation S and is not acquiring the Shares for the account or benefit of a U.S. Person. Each Purchaser acknowledges that the Purchaser was not in the United States at the time the offer to purchase the Shares was received from the Company and that all substantive negotiations and communications between the Purchasers and the Company have occurred outside the United States. Each Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

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(iii) Each Purchaser is not a “U.S. Person” (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), and such Purchaser hereby represents that the Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any offer and sale of the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Purchaser’s purchase and payment for, its beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(iv) Neither the Purchaser nor any person acting on the Purchaser’s behalf has engaged, nor will engage, in any “directed selling efforts” (as defined under Regulation S) to U.S. Persons or in the U.S. with respect to the Shares and the Purchaser and any person acting on the Purchaser’s behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act. Each Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the six month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the U.S., or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S. The Purchaser has not in the U.S., engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap. The Purchaser will, after expiration of the Restricted Period in compliance with Regulation S, offer, sell, pledge or otherwise transfer the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and federal securities laws, and agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.

(v) The Purchaser (if the Purchaser is not a natural person, or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function), is not (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, Canada or the United Kingdom Treasury (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, in a country or territory that is the subject of any sanctions administered or enforced by OFAC, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, Canada or the United Kingdom Treasury; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Each Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Each Purchaser also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, Canada or the United Kingdom Treasury, to the extent applicable to it. Each Purchaser further represents that the funds held by the Purchaser and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

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(vi) No portion of the Purchaser’s funds to be invested has been or will be derived (directly or indirectly) from proceeds of any illegal activity.

5.7 Investment Intent; Blue Sky. Each Purchaser is acquiring the Shares for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof. Each Purchaser understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

5.8 Restricted Shares. Each Purchaser understands that the Shares the Purchaser is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(i) Restrictive Legend. Each Purchaser covenants not to dispose of any of the Shares other than in conjunction with an effective registration statement under the Securities Act or pursuant to another exemption from registration and in compliance with the applicable federal and states securities laws. Each Purchaser acknowledges and agrees that each certificate representing the Shares shall be endorsed with the following legends, as well as any other legend required to be placed thereon by applicable federal or state securities laws.

“THE SHARES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)). THE SHARES ARE BEING OFFERED ONLY TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN RELIANCE ON REGULATION S. THE SHARES ARE “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144(a)(3) PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE TAKEN UP, OFFERED, SOLD, RESOLD, DELIVERED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY WITHIN, INTO OR FROM THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT: (A)(I) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENT OF REGULATION S, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. RESALES OR REOFFERS OF SHARES MADE OFFSHORE IN RELIANCE ON REGULATION S MAY NOT BE SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED IN REGULATION S) DURING THE SIX-MONTH DISTRIBUTION COMPLIANCE PERIOD UNDER REGULATION S. HEDGING TRANSACTIONS INVOLVING THOSE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

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Each Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares.

5.9 Offshore Transaction. Each Purchaser has been advised and acknowledges that in issuing Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. Each Purchaser is acquiring its Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

5.10 Access To Company Information. Each Purchaser has had an opportunity to review and discuss the Company’s business, management, and financial affairs with the Company’s management. Each Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe the material aspects of the Company’s business. Each Purchaser has also had an opportunity to review all materials provided to them by the Company in connection with this Agreement and to ask questions of the officers of the Company.

5.11 Independent Review. Each Purchaser in making the decision to purchase the Shares subscribed for: (i) has received, read and is familiar with this Agreement; (ii) has, prior to any sale, been given access and the opportunity to ask any and all questions it had, and to receive answers from the Company or any person acting on its behalf concerning the Company, its business plan, management and current financial condition, and/or the terms and conditions of the offer and sale of the Shares, and the Purchaser has received complete and satisfactory answers to any such inquiries; (iii) has relied solely upon the information contained within this Agreement or upon information obtained in its own investigation; (iv) understands that the attorneys, accountants or other professionals who have been employed to perform services on the Company’s behalf have NOT been employed to represent the interests of the Purchaser, and represents that it has consulted with and is relying on its own counsel or advisors for independent legal, accounting, financial and tax advice concerning this investment in the Company, including but not limited to advice as to the legality of any resale of the Shares, tax or other consequences of such investment in the Company, and the suitability of the investment for the Purchaser; (v) acknowledges that the books and records of the Company have been available for inspection upon reasonable notice and during reasonable business hours at the Company’s principal place of business and that the appropriate officers of the Company have been available to answer any questions concerning this investment; and (vi) acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment.

5.12 Authorization. All action on the part of each Purchaser necessary for the authorization, execution, delivery, and performance of this Agreement by the Purchaser, the purchase of and payment for the Shares and the performance of all of such Purchaser’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each Purchaser, shall constitute the valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. The execution of this Agreement and consummation by Purchasers of the transactions on their part contemplated herein will not breach or violate any order or judgment of any court or governmental agency or any contract or agreement to which any of the Purchasers is a party or may be bound.

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5.13 No Group Participation. Each Purchaser and its affiliates is not a member of any group, nor is any Purchaser acting in concert with any other person, including any other Purchaser, with respect to its acquisition of the Shares. The obligations of each Purchaser under the Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under the Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Agreement.

5.14 Brokers or Finders. The Purchaser has not and will not incur, directly or indirectly, as a result of any action taken by any Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

5.15 No Violations, Etc. None of the Purchasers has had a criminal conviction; been the subject of any regulatory enforcement action or any civil order or judgment involving financial fraud or wrongdoing; or been denied or had revoked any license or permit involving securities or any financial business.

SECTION 6. INDEMNIFICATION.

Each Purchaser, severally and not jointly, agrees to indemnify and hold the Company and any person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, and the Company’s officers, managers, members, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys’ fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of the failure by such Purchaser to comply with the terms and conditions of this Agreement, or by reason of any misrepresentation or breach of any warranty or covenant made by such Purchaser herein, or in any document provided by such Purchaser to the Company in connection with the Purchaser’s investment in the Company. Each Purchaser further agrees that the provisions of this Section will survive (a) the sale, transfer or any attempted sale or transfer of all or a portion of the Shares and (b) the death of the Purchaser.

SECTION 7. CONDITIONS TO CLOSING OF THE INVESTORS.

The Purchasers’ obligation to purchase the Shares is, unless waived in writing by such Purchaser, subject to the fulfillment as of the Closing Date of the following conditions:

7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

7.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company have been performed or complied with in all material respects.

7.3 No Material Event. The Purchasers shall not have discovered any material error in, misstatement of or omission to disclose any material fact relating to the Company.

7.4 Additional Listing. The Company shall have filed and received approval from Nasdaq for the additional listing of the Shares.

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SECTION 8. CONDITIONS TO CLOSING OF THE COMPANY.

The Company’s obligation to issue and sell the Shares is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

8.1 Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects as of the Closing Date.

8.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

8.3 Additional Listing. The Company shall have filed and received approval from Nasdaq for the additional listing of the Shares.

SECTION 9. REGISTRATION RIGHTS OF PURCHASERS.

9.1 Registration Obligations; Filing Date Registration. On or prior to the Filing Date, the Company shall use best efforts to prepare and file with the SEC the Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 (or Form S-3, if available to register for resale the Registrable Securities, or such other form available to register for resale the Registrable Securities) and shall contain (unless otherwise directed by at least 51% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Exhibit A. Subject to the terms of this Agreement, the Company shall use reasonable best efforts to cause the Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Date, and, subject to Section 9 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Company shall promptly notify the Holders of the effectiveness of the Registration Statement. The Company shall file a final Prospectus with the SEC as required by Rule 424 within the time period required by Rule 424.

9.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(i) The Company shall promptly (a) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (b) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of the Registration Statement or two (2) Trading Days after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto.

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(ii) (a) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, (b) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (c) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (d) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(vi) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, requires any Purchaser to be named as an “underwriter” or otherwise requires the Company to limit the number of shares eligible to be registered on the Registration Statement, the Company shall try to persuade the SEC that, as applicable, the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415, that none of the Purchasers is an “underwriter” and/or that the number of shares the Company is eligible to register on the Registration Statement should not be so limited. In the event that, despite the Company’s efforts and compliance with the terms of this Section 9.2(iii), the SEC refuses to alter its position, the Company shall (a) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (b) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cut-back imposed on the Purchaser pursuant to this Section 9.2(iii) hall be allocated among the Purchasers on a pro rata basis and shall be applied first to any Pre-Funded Conversion Shares, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree.

(vii) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (a)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (b) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information, (c) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (d) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (e) of the occurrence of any event that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(viii) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (a) any order stopping or suspending the effectiveness of the Registration Statement, or (b) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction, at the earliest practicable moment.

(ix) Furnish to each Holder, upon request without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(x) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 9.2(iv).

(xi) Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(xii) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(xiii) Comply in all material respects with all applicable rules and regulations of the SEC.

(xiv) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares.

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9.4 Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees including, without limitation, fees and expenses (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any stock exchange, market or trading facility on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

9.5 Indemnification.

(i) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (a) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Exhibit A hereto for this purpose) or (b) in the case of an occurrence of an event of the type specified in Section 9.2(iv)(a)-(e), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

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(ii) Indemnification by the Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided to the Company or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Exhibit A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 9.5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(iii) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (a) the Indemnifying Party has agreed in writing to pay such fees and expenses, (b) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (c) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(iv) Contribution. If the indemnification under Section 9.5(i) or 9.5(ii) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.5(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 9.5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.6 Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate

9.7 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities.

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SECTION 10. ADDITIONAL COVENANTS.

10.1 Material Non-Public Information. Each Purchaser acknowledges that the Purchaser has entered into a Non-Disclosure and Confidentiality Agreement with the Company. Each Purchaser is aware of and will comply with the securities laws of the United States that prohibit any Purchaser who has received from the Company or any of the directors, officers, employees, representatives, agents or advisers of the Company material, non-public information relating to the Company from trading (buying or selling) creating, transferring or otherwise disposing of or relinquishing any interest (including by the creation of an option) in any Shares or other securities of the Company until such material, non-public information has been publicly disclosed.

10.2 Transfer Restrictions. Each Purchaser covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.

10.3 Use of Proceeds. The Company shall use 100% of the net proceeds from the sale of the Shares (after deducting relevant termination fees, legal and accounting fees and expenses ) for working capital, clinical development, regulatory activities, general corporate purposes, and such other purposes as may be authorized by the Board of Directors from time to time.

SECTION 11. MISCELLANEOUS.

11.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

11.2 Entire Agreement; Amendment. This Agreement, and any other documents delivered pursuant hereto, including exhibits or schedules hereto, constitute the full and entire understanding and agreement among the parties with regard to the subject hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Purchasers holding a majority of the Shares.

11.3 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by electronic mail, facsimile transmission, by hand or by messenger or overnight express, addressed:

(a)	if to any Purchasers, to be delivered to the address set forth on their signature page.

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(b)	if to the Company, to:	Indaptus Therapeutics, Inc.
3 Columbus Circle
New York, New York
Attention: Chairman

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by electronic mail or facsimile, the first business day after the date of confirmation that the electronic mail or facsimile, as applicable, has been successfully transmitted to the email address or facsimile number, as applicable, for the party notified, or, if sent by mail, at the earlier of its receipt and seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

11.4 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.5 Expenses. Each party will pay all of their expenses, including without limitation, counsel or other professional fees and disbursements but excluding any brokerage or finders’ fees or agents’ commissions or any similar charges, reasonably incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein.

11.6 Counterparts and Translation. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. The English version of this Agreement shall be controlling in all respects and shall prevail in case of any inconsistencies with translated versions, if any. Any other language versions of this Agreement are provided for convenience only.

11.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.8 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.9 Knowledge Convention. For all purposes of this Agreement, the term “knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A person other than an individual shall be deemed to have knowledge of a particular fact or other matter if the officers, directors or other management personnel of such person had knowledge of such fact or other matter.

11.10 Survival of Warranties. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive execution and delivery of this Agreement and the Closing for a period of two (2) years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

11.11 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, as the case may be.

11.12 Further Assurances. Each party hereto agrees to do all acts and things, and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the day and year first above written.

INDAPTUS THERAPEUTICS, INC.

By:
Name:	Junyi Dai
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the day and year first above written.

Name of Purchaser:

[Entity Name(if any)]

By:
Name :
Title:
Address:
Subscription Amount:
Place of Principal Residence:
Place of Incorporation/Organization:

EIN/Social Security Number/Registration No:
Telephone No.:
Email Address:
Please check one:
[ ] Not a U.S. Person (as defined in Securities Act of 1933, as amended)
[ ] U.S. Person (as defined in Securities Act of 1933, as amended)

Delivery Instructions (if different than above):

do:_________________________________________
Address :___________________________________
Telephone No.:________________________
Facsimile No. :_________________________
Other Special Instructions: